                                                                    EXHIBIT 99.1


NEWS                                                              (EL PASO LOGO)
For Immediate Release


EL PASO MERCHANT ENERGY ANNOUNCES ASSIGNMENT OF ELBA ISLAND CONTRACTUAL RIGHTS

HOUSTON, DECEMBER 22, 2003--El Paso Merchant Energy, a business unit of El Paso Corporation (NYSE:EP), today announced that it has assigned the contractual rights to all of its upstream and downstream gas purchase and gas sales contracts at the Elba Island LNG terminal to BG LNG Services, LLC and BG Gas Marketing LTD. In addition, as part of the overall transaction El Paso has released on a permanent basis its long-term capacity rights at the Elba facility to BG LNG Services. These capacity rights consist of 4 billion cubic feet of storage and firm vaporization capacity of 446 million cubic feet per day. Completion of the transaction has settled all existing disputes between El Paso and its upstream and downstream counterparties.

The total consideration for the transaction is $127 million in cash, of which $50 million is conditional upon events affecting gas off-take arrangements.

El Paso Corporation's purpose is to provide natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers. For more information, visit www.elpaso.com.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
--------------------------------------------------------------------------------
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; the successful implementation of the settlement related to the western energy crisis; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain assets; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; changes in reserves estimates based upon internal and third party reserve analyses; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; the uncertainties associated with the outcome of governmental investigations; the outcome of pending litigation including shareholder derivative and class actions; political and currency risks associated with international operations of the company and its affiliates especially due to the instability in Brazil and economic conditions in Mexico; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.


CONTACTS
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417


Media Relations
Mel Scott, Director
Office:  (713) 420-3039
Fax:     (713) 420-6341


                                                                               2